Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-257622 and 333-268954 on Form S-3ASR and Nos. 333-254824, 333-239135 and 333-263093 on Form S-8 of our reports dated February 27, 2023 relating to the financial statements of Vaxcyte, Inc. and the effectiveness of Vaxcyte, Inc.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Vaxcyte, Inc. for the year ended December 31, 2022.

/s/ Deloitte & Touche
San Francisco, California

February 27, 2023